SHAREHOLDER LETTER Q3 2024 | NOVEMBER 12, 2024 Exhibit 99.2

SHAREHOLDER LETTER Q3 2024 | 2 To Our Shareholders, We knew 2024 would be a transition year for Benson Hill. Moving from a closed-loop business model required the divestiture of soy processing assets, the retirement of debt, and the sell-through of the soybeans that we harvested in 2023 to buyers in 2024. The stand-up of our new asset-light licensing model needed an equal amount of work in launching innovation, restructuring our organization, and expanding partnerships with grow- ers, distributors, licensees, processors, and producers. While Q3 financial results still reflect residual sales from our legacy business, the team made good progress and effectively balanced immediate-term cost discipline with future-focused efforts to establish partnerships and expand Benson Hill’s soy innovation pipeline. November 12, 2024 Deanie Elsner Chief Executive Officer

SHAREHOLDER LETTER Q3 2024 | 3 Milestones on our Strategic Roadmap Good progress is being made against our 5-point strategic roadmap: 1. Transition out of our legacy business. Benson Hill continued to streamline operations and reallocate resources in Q3. We are charting a capital-efficient path that is sup- ported by a competitively advantaged soybean portfolio that can generate value for every player in the agribusiness supply chain. 2. Establish strategic partnerships across the value chain. Partnerships play a crucial role in our vision for broadacre adoption and inform our understanding of end-market needs. New engage- ments with soy processors, poultry integrators, and feed formulators are opening doors for Benson Hill. For instance, discussions with four of the world’s largest aquaculture feed companies indicate growing demand and opportunities for Ultra-High Protein, Low Oli- gosaccharide (UHP-LO) acreage expansion over the next two years. In addition, we expanded the number of seed licensees and distrib- utors this year (20+ partners, with ongoing negotiations to double distribution and licensee partnerships), building a solid foundation for acreage expansion in the coming years. 6.0 5.5 5.0 4.5 4.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 Benson Hill expanded the number of seed licensees and distributors this year (20+ partners, with ongoing negotiations to double distribution and licensee part- nerships), building a solid foundation for acreage expansion. Our seed offering for the 2025 crop season is stronger than ever, featuring more than 30 soybean varieties tailored for specific growing regions.

SHAREHOLDER LETTER Q3 2024 | 4 3. Continue to improve operating expenses and margins. Our focus on cost savings and operational efficiency is reflected in our Q3 financial performance. We continue to improve operating margins in multiple areas. 4. Expand intellectual property and technology capabilities. Protecting our intellectual property (IP) strengthens our competitive advantage and safeguards commercialized products. Benson Hill is actively expanding IP with 23 new patent applications added to our portfolio in the first nine months of 2024. Two more applications are expected by the end of November. 5. Optimize our capital structure and secure financing. Debt retirement and an ongoing focus on raising capital are con- crete examples of the Board of Directors’ dedication to long-term fiscal health. We do not intend to make further announcements on this front until disclosure is appropriate or necessary. Planning Underway for Commercial Ramp-Up I am also pleased to report advancements in our commercial ramp-up. Our new varieties are successfully closing the gap between yield and protein, which helps us maximize the overall value proposition of our soy portfolio. And we’re well ahead of the competition. Our seed offering for the 2025 crop season is stronger than ever, featur- ing more than 30 soybean varieties tailored for specific growing regions, with characteristics like increased protein content, lower anti-nutrients, higher energy density, and quality oil. Our expanded seed portfolio now spans six distinct and differentiated product platforms adapted to more than 70% of US soybean acres. Preliminary results from the 2024 harvest are rolling in this month, and we expect to publish insights from our independent testing network so farmers can make informed seed-purchasing decisions. In addition to yield data, these early indicators confirm continued strong composition- al performance. During our accelerated seed production phase in 2025, we plan to manage three key avenues to market—direct seed sales, licensing of our germplasm, and crush contract specialty programs—all designed to maximize reach and impact for our seed innovations. We enter 2025 with confidence, backed by a differentiated soybean seed portfolio that will help us unlock the substantial market potential in feed, food, and fuel.

SHAREHOLDER LETTER Q3 2024 | 5 Additional Pilots and Feeding Trials with UHP-LO Our commercial pilots and feeding trials with UHP-LO soy are proceed- ing in broiler chickens (veg-fed and conventional), turkeys and swine. These feeding trials are foundational to demonstrating the potential of Benson Hill soybeans to supercharge meal used in animal feed*. These end-user market segments represent more than 80 percent of the 30 million U.S. soybean acres used in animal feed. In Q3 2024, we launched two additional broiler poultry feeding studies. Benson Hill is now conducting studies with poultry producers representing more than 40 percent of the broiler segment and upwards of 6 million acres of the total 14 million acres of soy dedicated to broilers. In fact, a feeding trial with a second major poultry integrator recently delivered better-than-expected returns in broilers and again demon- strated that UHP-LO soybean meal can positively impact broiler pro- duction outcomes. Substituting commodity soybean meal with UHP-LO boosted final bird weights by 5.4 percent and improved feed conver- sion ratios by 3.2 percent, supporting animal performance while reduc- ing feed costs. These results nearly doubled the weight gain percentage observed in our first broiler feeding study in May. We are honored that industry leaders in poultry production are now considering Benson Hill’s non-GMO, UHP-LO soybean meal as a Made from Better™ option for feed. Ad ju st ed M or ta lit y FC R Ca rc as s w ith ou t g ib le ts (% li ve w ei gh t) Ca rc as s W ei gh t F ro nt a nd h in d (% li ve w ei gh t) UHP-LO Soy Meal Commodity Soy Meal 0.5 1 1.5 2 0 UHP-LO Soy Meal Commodity Soy Meal 65 70 75 80 60 UHP-LO Soy Meal Commodity Soy Meal 65 70 75 80 60 UHP-LO Soy Meal Fi na l B od y W ei gh t (lb s) Commodity Soy Meal 4 5 6 7 3 Benson Hill UHP-LO outperformed commodity soybean meal in broiler weights, feed conversion ratio (FCR), and matched or exceeded carcass yield metrics Final Body Weight1 Feed Conversion Ratio1 Weight2 without Giblets Weight2 Front and Hind 1. Mortality Adjusted 2. Carcass Weight Source: Benson Hill 2024 internal joint study with major poultry integrator * WATT Poultry, 2024

SHAREHOLDER LETTER Q3 2024 | 6 Over the next three seasons, we expect to augment our UHP-LO class of soybeans with an expansion of geographies, a substantial increase in the number of commercial soybean varieties, and step-change gains in yield performance and protein levels. We also expect to offer Herbicide Tolerance for a progressively greater proportion of the portfolio and vol- umes over the next three years. Progress on Ultra-High Oil Innovation and Sustainability In Q3 we made strides in developing new Ultra-High Oil (UHO) soybean varieties, which are expected to launch in 2028. These varieties aim to eventually support the renewable biodiesel market, providing a low-car- bon-intensity feedstock for sustainable energy. We convey this innovation story more broadly in Benson Hill’s refreshed website at www.bensonhill.com, where we recently published a posi- tion paper reinforcing our commitment to environmental sustainability. Centered around the concept of Compositional Productivity, the paper unpacks how we can produce more protein and more oil per acre to Better Feed. Better Food. Better Fuel. More Energy and Protein Per Acre Lower Carbon Intensity More Protein Per Acre Lower Carbon Intensity More Oil Per Acre Lower Carbon Intensity

lower the carbon intensity of soy. It addresses the urgent need to reduce carbon emissions across the agrifood value chain, the source of a third of all global greenhouse gas emissions. By requiring no additional resources, Benson Hill soybeans can meet the growing demand for sustainable protein and oil and empower downstream partners in their pursuit of Scope 3 emissions targets. If you haven't done so, I encourage you to download the paper from our impact page.

Quarterly Financial Results Reflect Cost Discipline

In Q3 we reported revenues of $34.1 million, reflecting an increase compared to $23.5 million in the same period of 2023. This increase primarily stems from residual grain sales as part of the transition to a licensing model.

Third Quarter Financial Results

(Unaudited) (USD in Millions) Excludes Discontinued Operations[1]	Third Quarter Ended September 30,			
	2024	2023	CHANGE	% CHANGE
Consolidated Revenue	$34.1	$23.5	$10.6	45%
Net Loss from Continuing Operations (Net of Income Tax)	$(21.9)	$(17.6)	$(4.3)	24%
Adjusted EBITDA[2]	$(12.6)	$(14.4)	$1.8	(13)%
Capital Expenditures	$(0.1)	$0.1	$(0.2)	(200)%
Free Cash Flow Loss[2]	$(17.1)	$(23.8)	$6.7	(28)%
Cash and Marketable Securities (as of September 30, 2024)[3]	$14.4			

1. Excludes revenue and costs from Seymour and Creston facilities and the Fresh business.
2. See the reconciliation table in the Press Release.
3. Includes cash from both continuing and discontinued operations.

While we experienced losses in grain sales due to higher farmer premiums, these losses were largely offset by better margins in our seeds business, particularly related to partnership and licensing agreements, including revenue recognized from cancellations, to enable the commercialization and sale of high-protein soybean seed varieties into human and pet food markets worldwide.

BENSON HILL

SHAREHOLDER LETTER Q3 2024 | 7

SHAREHOLDER LETTER Q3 2024 | 8 Net loss from continuing operations, net of income taxes, was $21.9 million in the quarter. Adjusted EBITDA was a loss of $12.6 million, a reduction from a loss of $14.4 million in Q3 2023. This change is largely attributed to expense reductions and operational improvements. Free cash flow loss for the quarter was $17.1 million. Selling, General, and Administrative (SGA) expenses trended positively. We ended the quarter with $14.4 million in cash and marketable securities. For Benson Hill’s Current Report on Form 8-K and Q3 financials, please visit investors.bensonhill.com. Looking Ahead to 2025 I remain optimistic about Benson Hill’s business trajectory. Our trans- formation progress has created a resilient framework for the future that combines sustainable innovation (in the form of Compositional Produc- tivity), financial discipline, and forward-thinking partnerships. The market conditions for animal feed, food, and renewable fuel also suggest sizable opportunities for expanding our genetic market share for the 2025 season, when we expect to plant Benson Hill genetics on more than 450,000 acres. While we prepare for acreage expansion, please know that we will remain true to our promise of Nourishing Innovation™. Thank you for your continued support as we navigate this next chapter of change. Warm Regards, Deanie Elsner Chief Executive Officer

SHAREHOLDER LETTER Q3 2024 | 9 Cautionary Note Regarding Forward-Looking Statements Certain statements in this letter may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding: the Company’s progress toward an asset-light business model, and the anticipated pace and success of such transition; the Com- pany’s financial and operating performance during its business transition; the Company’s cost-cutting measures under its expanded Liquidity Improvement Plan and other cost-saving measures, actions to implement such plan, and the anticipated benefits of and timeline to implement such plans; the Company’s current expectations and assumptions regarding its business and the industries and markets in which it operates or plans to operate; statements regarding potential strategic partnership and licensing opportunities; the Company’s anticipated liquidity, path to profitability, and runway for growth; the sources of expected revenues, costs, profit and earnings; projections of market opportunity; the anticipated advantages, potential and capabilities of the Company’s seed portfolio and innovation pipeline and the expected timeline for the commercialization of the Company’s current and anticipated innovations; anticipated demand for quality soy traits and the Company’s seed innovations; the Company’s ability to serve a broadacre strategy through partnerships and licensing; statements regarding the Company’s acreage acquisition and expansion plans; the Company’s ability to expand and redefine soy markets; the Company’s ability to utilize its inno- vations to solve problems; the commercial and nutritional benefits of the Company’s UHP-LO soybean meal, including any expectation that the findings associated with the recent feeding trial can be repeated or improved upon in the future, including in broadacre application; the po- tential adoption of UHP-LO by poultry producers or other animal companies, soybean processors, or farmers; the Company’s ability to identify and evaluate strategic alternatives and effect potential strategic opportunities in ways that maximize shareholder value; the Company’s ability to fund operations through the end of 2024 and to continue as a going concern; the execution of the Company’s business plan and strategic roadmap; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; estimates and forecasts of financial and other performance metrics; the Company’s outlook, and financial and other guidance; and management’s strategy and plans for growth. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks associated with the Company’s ability to generally execute on its business strategy, including its transition to an asset-light business model in a timely manner with sufficient liquidity; risks relating to acreage acquisition; risks associated with developing and maintaining partnership and licensing relationships; risks associated with maintaining relationships with customers and suppliers; risks associated with realizing the antici- pated advantages of the Company’s seed innovations and products; the risk that the Company will not realize the anticipated benefits of the divestiture of its soy processing facilities; risks associated with the loss of revenues from the Company’s divestiture of its soy processing facilities; risks associated with growing and managing capital resources; risks associated with changing industry conditions and consumer preferences; risks associated with the Company’s cost-cutting measures under its expanded Liquidity Improvement Plan and other cost saving measures, including potentially adverse impacts on the Company’s business and prospects even if such plans are successful; the risk that the Company’s actions relating to cost-cutting measures under its expanded Liquidity Improvement Plan and other cost saving measures may be insufficient to achieve the objectives of such plans; liquidity and other risks relating to the Company’s ability to continue as a going concern; risks associated with the Company’s ability to grow and achieve growth profitably, including continued access to the capital resources necessary for growth; risks relating to the failure to raise additional financing to satisfy the Company’s cash needs; risks relating to maintaining key employee, customer, partner and supplier relationships; risks relating to the Company’s exploration of strategic alternatives; risks associated with the failure to realize the anticipated commercial or nutritional benefits of the Company’s UHP-LO soybeans; risks that the benefits validated by the recent feeding trial may not be able to be repeated or improved upon in the future, including in broadacre application; risks associated with the accuracy and repeatability of feeding trials generally; risks associated with the effects of global and regional economic, agricultural, financial and commod- ities market, political, social and health conditions; the effectiveness of the Company’s risk management strategies; and other risks and uncer- tainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. The Company can make no assurances that it will be able to raise additional financing, improve its liquidity position, or continue as a going concern. Nothing in this letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. There may be additional risks about which the Company is presently unaware or that the Company currently believes are imma- terial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.